Exhibit 23.2

INDEPENDENT ACCOUNTANTS' CONSENT

To the Board of Directors of
Waistech International, Inc.

We consent to the use in this registration statement on Form SB-2 of our report dated April 3, 2001 related to the financial statements of Waistech International, Inc., and to the reference to our firm under the caption "Experts" in the prospectus.

  "Dale Matheson Carr-Hilton"

DALE, MATHESON, CARR-HILTON
CHARTERED ACCOUNTANTS
Vancouver, B.C.

November 15, 2001